                                                                    EXHIBIT 7.02


                            As of December 20, 1996



River City Broadcasting, L.P.
1215 Cole Street
St. Louis, Missouri 63106

Ladies and Gentlemen:

        Reference is hereby made to the Consent Agreement executed as of June 7, 1996 but dated and effective as of April 10, 1996 by and among Better Communictions, Inc., Barry Baker, Larry D. Marcus, Marcus Investments, L.P., Boston Ventures Limited Partnership IV, Boston Ventures Limited Partnership IVA, BancBoston Capital, Inc. BancBoston Investments Inc. and Pyramid Ventures, Inc. (the "Consent Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Consent Agreement.

        In connection with the distribution by River City Broadcasting, L.P. (the "Partnership") to each of the undersigned of the undersigned's shares of Series B Preferred Stock (the "Convertible Preferred Stock") in Sinclair Broadcast Group, Inc., ("SBG"), each of the undersigned hereby agrees to and restates herein all of its agreements set forth in the Consent Agreement, including without limitation, the limitations on dispositions of the Convertible Preferred Stock in SBG. All of the terms and provisions of Exhibit A to the Consent Agreement are hereby incorporated herein by reference, subject only to the clarifications and modifications set forth in the following paragraph.

        Notwithstanding the distribution to each of the undersigned of the Convertible Preferred Stock and that the Partnership will no longer hold its Convertible Preferred Stock, the General Partner retains its decision-making rights set forth in Section 1(a) (2)-(3) of Exhibit A to the Consent Agreement, subject to BV approval rights. The General Partner and BV will continue to consider requests regarding sales as set forth in the Section 1(b) of Exhibit A to the Consent Agreement; provided, however, that the party seeking to sell
                          -----------------
shall deliver its certificates to the General Partner for reissuance by SBG once such sale is approved and provided, further, that if conversion and sale do not
                          -----------------
take place within such 10 day period, the stock
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River City Broadcasting, L.P.
As of December 20, 1996

Page 2



shall be returned to the party to the Consent Agreement, rather than to the Partnership, and shall again be subject to all of the limitations and restrictions set forth herein and in the Consent Agreement. Since the Convertible Preferred Stock is being distributed prior to the expiration of the two-year period, unless the General Partner and BY otherwise elect to exercise the registration rights referred to in Section 4 of Exhibit A to the Consent Agreement, each of the undersigned agrees that the rights set forth in Section 4 of Exhibit A to the Consent Agreement shall be applicable only after the second anniversary of the closing under the Asset Purchase Agreement.

        Except as clarified and modified hereunder, the Consent Agreement is hereby affirmed and restated and shall remain binding upon each of the undersigned.

        If the foregoing accurately reflects your understanding and constitutes an agreement, please sign below evidencing your acceptance and agreement with the foregoing, and return one copy of this letter to the undersigned. This letter may be signed in counterparts, all of which taken together shall constitute an
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River City Broadcasting, L.P.
As of December 20, 1996
Page 3



instrument, and any of the parties hereto may execute this letter by signing any such counterpart.

                                       Very truly yours,


                                       /s/ Barry Baker
                                       -------------------------------
                                       BARRY BAKER


                                       /s/ Larry D. Marcus
                                       -------------------------------
                                       LARRY D. MARCUS


                                       MARCUS INVESTMENTS, L.P.



                                           By: /s/ Larry D. Marcus
                                               ------------------
                                               Larry D. Marcus, General
                                               Partner


                                       BOSTON VENTURES LIMITED PARTNERSHIP IV

                                           By: /s/
                                               -------------------------
                                                Name:
                                                Title:


                                       BOSTON VENTURES LIMITED PARTNERSHIP IVA

                                       By: Boston Ventures Company Limited
                                           Partnership IV, General Partner


                                           By: /s/
                                               -----------------------------
                                               Name:
                                               Title:

River City Broadcasting, L.P.
As of December 20, 1996
Page 4


                           BANCBOSTON CAPITAL, INC.


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:



                           BANCBOSTON INVESTMENTS, INC.


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                           PYRAMID VENTURES, INC.


                                        By: /s/ Joseph Wood
                                            ------------------------------------
                                            Name: Joseph Wood
                                            Title: President


Accepted and Agreed

RIVER CITY BROADCASTING, L.P.

By: Better Communications, Inc.,
    Its General Partner


    By: /s/
        ------------------------------
        Name:
        Title: